Exhibit 99

HMN Financial, Inc. Announces First Quarter Results

First Quarter Highlights

  Net loss of $1.8 million, an improvement of $775,000, compared to net loss of $2.6 million in the first quarter of 2009
  Diluted loss per common share of $0.61 compared to diluted loss per common share of $0.83 in the first quarter of 2009
  Net gain of $761,000 on the sale of real estate owned compared to net loss of $1.1 million on real estate owned sales in the first quarter of 2009
  Net interest income down $821,000 from first quarter of 2009
  Non-performing assets up $13.3 million to $90.7 million during first quarter of 2010

ROCHESTER, Minn.--(BUSINESS WIRE)--April 21, 2010--HMN Financial, Inc. (NASDAQ:HMNF):

LOSS SUMMARY	Three Months Ended March 31,

(dollars in thousands, except per share amounts)	2010	2009
Net loss	$(1,847)	(2,622)
Diluted loss per common share	(0.61)	(0.83)
Return on average assets	(0.73)%	(0.94)%
Return on average equity	(7.50)%	(9.57)%
Book value per common share	$17.10	20.64

HMN Financial, Inc. (HMN) (NASDAQ:HMNF), the $1.0 billion holding company for Home Federal Savings Bank (the Bank), today reported a net loss of $1.8 million for the first quarter of 2010, an improvement of $775,000 compared to a net loss of $2.6 million for the first quarter of 2009. Net loss available to common shareholders was $2.3 million for the first quarter of 2010, an improvement of $764,000, or 25.0%, from the net loss available to common shareholders of $3.1 million for the first quarter of 2009. Diluted loss per common share for the first quarter of 2010 was $0.61, an improvement of $0.22 from diluted loss per common share of $0.83 for the first quarter of 2009. The decrease in the net loss between the periods was due primarily to a $1.9 million improvement in the gains/losses recognized on the sale of real estate owned which was partially offset by an $821,000 decrease in net interest income. The decrease in net interest income was primarily the result of a decrease in interest-earning assets between the periods.

President’s Statement

“Our financial results in the first quarter reflect the challenging economic environment that continues to have a negative effect on real estate values, our loan loss provision, and the amount of non-performing assets in our portfolio,” said Home Federal Savings Bank President, Bradley Krehbiel. “We will continue to focus our efforts on reducing non-performing assets, reducing industry loan concentrations, increasing our core deposit relationships and reducing expenses. We believe that, over time, our focus on these areas will be effective in generating improved financial results. In the meantime, Home Federal Savings Bank continues to have adequate available liquidity and its capital position remains above the levels required for it to be considered a well capitalized financial institution by regulatory standards.”

First Quarter Results

Net Interest Income

Net interest income was $8.0 million for the first quarter of 2010, a decrease of $0.8 million, or 9.3%, compared to $8.8 million for the first quarter of 2009. Interest income was $12.9 million for the first quarter of 2010, a decrease of $2.5 million, or 16.0%, from $15.4 million for the first quarter of 2009. Interest income decreased between the periods primarily because of a $104 million decrease in average interest-earning assets between the periods. Average interest earning assets decreased between the periods primarily because of a decrease in the commercial loan portfolio, which occurred because of declining loan demand and the Company’s focus on improving credit quality, managing interest rate risk and improving capital ratios. Interest income was also adversely affected by the increase in non-performing assets between the periods. The average yield earned on interest-earning assets was 5.36% for the first quarter of 2010, a decrease of 40 basis points from the 5.76% average yield for the first quarter of 2009.

Interest expense was $4.9 million for the first quarter of 2010, a decrease of $1.7 million, or 24.8%, compared to $6.6 million for the first quarter of 2009. Interest expense decreased primarily because of the lower interest rates paid on money market accounts and certificates of deposits. The decreased rates were the result of the 400 basis point decrease in the federal funds rate that occurred in 2008. Decreases in the federal funds rate, which is the rate that banks charge other banks for short term loans, generally have a lagging effect and decrease the rates banks pay for deposits. The lagging effect of deposit rate changes is primarily due to the Bank’s deposits that are in the form of certificates of deposits, which do not re-price immediately when the federal funds rate changes. Interest expense also decreased because of an $89 million decrease in the average interest-bearing liabilities between the periods. The decrease in average interest-bearing liabilities is primarily the result of a decrease in the outstanding borrowings and brokered certificates of deposits between the periods. The decrease in borrowings and brokered deposits between the periods was the result of using the proceeds from loan principal payments to fund maturing borrowings and brokered deposits. The average interest rate paid on interest-bearing liabilities was 2.17% for the first quarter of 2010, a decrease of 46 basis points from the 2.63% average interest rate paid in the first quarter of 2009. Net interest margin (net interest income divided by average interest earning assets) for the first quarter of 2010 was 3.31%, an increase of 1 basis point, compared to 3.30% for the first quarter of 2009.

Provision for Loan Losses

The provision for loan losses was $6.5 million for the first quarter of 2010, a decrease of $0.1 million, or 0.5%, compared to $6.6 million for the first quarter of 2009. The provision for loan losses remained elevated in the first quarter of 2010 primarily because of $2.5 million in additional reserves established on two commercial real estate loans as a result of decreases in the estimated value of the underlying collateral supporting the loans, $1.4 million in additional reserves established on other loans due to risk rating downgrades, $1.6 million in additional reserves established on a commercial loan due to the borrower filing bankruptcy, and a $1.1 million increase in the reserves required for other risk rated loans as a result of a loan portfolio analysis. Total non-performing assets were $90.7 million at March 31, 2010, an increase of $13.3 million, or 17.2%, from $77.4 million at December 31, 2009. Non-performing loans increased $16.9 million and foreclosed and repossessed assets decreased $3.6 million during the first quarter of 2010. The increase in non-performing loans is primarily due to a $6.4 million office building loan, a $5.0 million loan to another financial institution, $1.7 million in loans to a leasing operation, a $1.5 million loan to a real estate developer and a $0.9 million residential development loan that became non-performing during the quarter. The non-performing loan and foreclosed and repossessed asset activity for the first quarter of 2010 was as follows:

(Dollars in thousands)
Non-performing loans		Foreclosed and repossessed assets
January 1, 2010	$61,127	January 1, 2010	$16,262
Classified as non-performing	19,907	Transferred from non-performing loans	770
Charge offs	(1,079)	Other foreclosures/repossessions	389
Principal payments received	(958)	Real estate sold	(5,442)
Classified as accruing	(229)	Net gain on sale of assets	767
Transferred to real estate owned	(770)	Write downs	(18)
March 31, 2010	$77,998	March 31, 2010	$12,728

A rollforward of the Company’s allowance for loan losses for the quarters ended March 31, 2010 and 2009 is summarized as follows:

(Dollars in thousands)	2010	2009
Balance at January 1,	$23,811	$21,257
Provision	6,533	6,569
Charge offs:
One-to-four family	(51)	0
Consumer	(306)	(694)
Commercial business	(61)	(184)
Commercial real estate	(660)	(9,461)
Recoveries	18	7
Balance at March 31,	$29,284	$17,494

General allowance	12,080	10,002
Specific allowance	17,204	7,492
	$29,284	$17,494

The following table summarizes the amounts and categories of non-performing assets in the Bank’s portfolio and loan delinquency information as of March 31, 2010 and December 31, 2009.

	March 31,	December 31,
(Dollars in thousands)	2010	2009
Non-Accruing Loans:
One-to-four family real estate	$2,194	$2,132
Commercial real estate	43,596	37,122
Consumer	3,499	4,086
Commercial business	28,709	17,787
Total	77,998	61,127

Foreclosed and Repossessed Assets:
One-to-four family real estate	1,396	1,011
Consumer	4	5
Commercial real estate	11,328	15,246
Total non-performing assets	$90,726	$77,389
Total as a percentage of total assets	8.83%	7.47%
Total non-performing loans	$77,998	$61,127
Total as a percentage of total loans receivable, net	10.07%	7.65%
Allowance for loan loss to non-performing loans	37.54%	38.95%

Delinquency Data:
Delinquencies (1)
30+ days	$7,083	$11,140
90+ days		0
Delinquencies as a percentage of
Loan and lease portfolio (1)
30+ days	0.90%	1.37%
90+ days	0.00%	0.00%

(1) Excludes non-accrual loans.

The following table summarizes the number and types of commercial real estate loans (the largest category of non-performing loans) that were non-performing at March 31, 2010 and December 31, 2009.

		Principal Amount		Principal Amount
(Dollars in thousands)		of Loans at		of Loans at
		March 31,		December 31,
Property Type	# of relationships	2010	# of relationships	2009
Residential developments	8	$12,914	7	$12,030
Single family homes	2	3,088	2	3,088
Hotel	1	4,999	1	4,999
Alternative fuel plants	2	12,889	2	12,834
Shopping centers/retail	2	1,121	2	1,136
Restaurants/bar	3	2,258	4	2,436
Office building	1	6,327	1	599
	19	$43,596	19	$37,122

Non-Interest Income and Expense

Non-interest income was $1.6 million for the first quarter of 2010, a decrease of $259,000, or 14.1%, from $1.8 million for the first quarter of 2009. Fees and service charges decreased $185,000 between the periods primarily because of a decrease in late fees and overdraft charges. Gain on sales of loans decreased $109,000 between the periods due to a decrease in the gains recognized on the sale of single family loans because of a decrease in loan originations and sales. Other non-interest income increased $19,000 between the periods primarily because of increased rental income on other real estate owned. Loan servicing fees increased $16,000 between the periods primarily because of an increase in the number of single family loans that are being serviced for others.

Non-interest expense was $6.0 million for the first quarter of 2010, a decrease of $2.4 million, or 28.6%, from $8.4 million for the first quarter of 2009. The gain/loss on real estate owned increased $1.9 million between the periods due primarily to a $1.0 million gain realized on the sale of an elderly care facility in the first quarter of 2010. Compensation expense decreased $400,000 primarily because of costs associated with the employment agreement of a former executive officer that were expensed in the first quarter of 2009. Occupancy expense decreased $61,000 due primarily to decreased depreciation expense on furniture and equipment. Amortization of mortgage servicing rights decreased $46,000 between the periods as a result of fewer mortgage loan payoffs. Advertising expense decreased $32,000 between the periods due to a decrease in printed advertising material and fewer promotional event sponsorships.

Income tax benefit decreased $592,000 between the periods due to a decrease in the taxable loss and an effective tax rate that decreased from 40.2% for the first quarter of 2009 to 38.7% for the first quarter of 2010. The decrease in the effective tax rate is primarily due to the impact of tax exempt income.

Return on Assets and Equity

Return on average assets for the first quarter of 2010 was (0.73%), compared to (0.94%) for the first quarter of 2009. Return on average equity was (7.50%) for the first quarter of 2010, compared to (9.57%) for the first quarter of 2009. Book value per common share at March 31, 2010 was $17.10, compared to $20.64 at March 31, 2009.

General Information

HMN Financial, Inc. and Home Federal are headquartered in Rochester, Minnesota. Home Federal operates ten full service offices in Minnesota located in Albert Lea, Austin, Eagan, LaCrescent, Rochester, Spring Valley and Winona, Minnesota and two full service offices located in Marshalltown and Toledo, Iowa. Home Federal Private Banking operates branches in Edina and Rochester, Minnesota. Home Federal also operates loan origination offices in Sartell and Rochester, Minnesota.

Safe Harbor Statement

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding reducing non-performing assets, reducing industry loan concentrations, increasing core retail and commercial deposit relationships, reducing expenses, and generating improved financial results. These statements are often identified by such forward-looking terminology as “expect,” “intent,” “look,” “believe,” “anticipate,” “estimate,” “project,” “seek,” “may,” “will,” “would,” “could,” “should,” “trend,” “target,” and “goal” or similar statements or variations of such terms. A number of factors could cause actual results to differ materially from the Company’s assumptions and expectations. These include but are not limited to the adequacy and marketability of real estate securing loans to borrowers, possible legislative and regulatory changes and adverse economic, business and competitive developments such as shrinking interest margins; reduced collateral values; deposit outflows; reduced demand for financial services and loan products; changes in accounting policies and guidelines, or monetary and fiscal policies of the federal government or tax laws; international economic developments, changes in credit or other risks posed by the Company’s loan and investment portfolios; technological, computer-related or operational difficulties; adverse changes in securities markets; results of litigation; or other significant uncertainties. Additional factors that may cause actual results to differ from the Company’s assumptions and expectations include those set forth in the Company’s most recent filings on Form 10-K and Form 10-Q with the Securities and Exchange Commission. All forward-looking statements are qualified by, and should be considered in conjunction with, such cautionary statements.

HMN FINANCIAL, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	March 31,	December 31,
(Dollars in thousands)	2010	2009
	(unaudited)
Assets
Cash and cash equivalents	$34,301	16,418
Securities available for sale:
Mortgage-backed and related securities
(amortized cost $46,676 and $51,840)	48,368	53,559
Other marketable securities
(amortized cost $113,744 and $105,723)	113,714	106,043
	162,082	159,602

Loans held for sale	2,386	2,965
Loans receivable, net	774,336	799,256
Accrued interest receivable	3,786	4,024
Real estate, net	12,725	16,257
Federal Home Loan Bank stock, at cost	7,286	7,286
Mortgage servicing rights, net	1,356	1,315
Premises and equipment, net	10,403	10,766
Prepaid expenses and other assets	6,284	6,762
Deferred tax asset, net	13,531	11,590
Total assets	$1,028,476	1,036,241

Liabilities and Stockholders’ Equity
Deposits	$789,792	796,011
Federal Home Loan Bank advances and Federal Reserve borrowings	132,500	132,500
Accrued interest payable	1,747	2,108
Customer escrows	2,112	1,427
Accrued expenses and other liabilities	4,635	4,257
Total liabilities	930,786	936,303
Commitments and contingencies
Stockholders’ equity:
Serial preferred stock ($.01 par value):
Authorized 500,000 shares; issued shares 26,000	23,901	23,785
Common stock ($.01 par value):
Authorized 11,000,000; issued shares 9,128,662	91	91
Additional paid-in capital	56,326	58,576
Retained earnings, subject to certain restrictions	83,943	86,115
Accumulated other comprehensive income, net of tax	1,003	1,230
Unearned employee stock ownership plan shares	(3,529)	(3,577)
Treasury stock, at cost 4,812,303 and 4,965,766 shares	(64,045)	(66,282)
Total stockholders’ equity	97,690	99,938
Total liabilities and stockholders’ equity	$1,028,476	1,036,241

HMN FINANCIAL, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Loss)
(unaudited)

	Three Months Ended
	March 31,
(Dollars in thousands)	2010	2009
Interest income:
Loans receivable	$11,759	13,628
Securities available for sale:
Mortgage-backed and related	535	802
Other marketable	572	946
Cash equivalents	1	0
Other	37	(23)
Total interest income	12,904	15,353

Interest expense:
Deposits	3,421	4,975
Federal Home Loan Bank advances and Federal Reserve borrowings	1,522	1,596
Total interest expense	4,943	6,571
Net interest income	7,961	8,782
Provision for loan losses	6,533	6,569
Net interest income after provision for loan losses	1,428	2,213

Non-interest income:
Fees and service charges	842	1,027
Loan servicing fees	268	252
Gain on sales of loans	314	423
Other	150	131
Total non-interest income	1,574	1,833

Non-interest expense:
Compensation and benefits	3,449	3,849
(Gain) loss on real estate owned	(761)	1,103
Occupancy	1,031	1,092
Advertising	103	135
Data processing	276	279
Amortization of mortgage servicing rights, net	109	155
Other	1,810	1,815
Total non-interest expense	6,017	8,428
Loss before income tax benefit	(3,015)	(4,382)
Income tax benefit	(1,168)	(1,760)
Net loss	(1,847)	(2,622)
Preferred stock dividends and discount	(440)	(429)
Net loss available to common shareholders	(2,287)	(3,051)
Basic loss per common share	$(0.61)	(0.83)
Diluted loss per common share	$(0.61)	(0.83)

HMN FINANCIAL, INC. AND SUBSIDIARIES
Selected Consolidated Financial Information
(unaudited)

	Three Months Ended
SELECTED FINANCIAL DATA:	March 31,
(Dollars in thousands, except per share data)	2010	2009
I. OPERATING DATA:
Interest income	$12,904	15,353
Interest expense	4,943	6,571
Net interest income	7,961	8,782

II. AVERAGE BALANCES:
Assets (1)	1,029,745	1,133,058
Loans receivable, net	788,981	894,379
Securities available for sale (1)	159,759	165,387
Interest-earning assets (1)	976,402	1,080,825
Interest-bearing liabilities	923,614	1,012,552
Equity (1)	99,925	111,144

III. PERFORMANCE RATIOS: (1)
Return on average assets (annualized)	(0.73)%	(0.94)%
Interest rate spread information:
Average during period	3.19	3.13
End of period	3.20	3.27
Net interest margin	3.31	3.30
Ratio of operating expense to average total assets (annualized)	2.37	2.99
Return on average equity (annualized)	(7.50)	(9.57)
Efficiency	63.11	79.23
	March 31,	December 31,	March 31,
	2010	2009	2009
IV. ASSET QUALITY:
Total non-performing assets	$90,726	77,389	69,881
Non-performing assets to total assets	8.82%	7.47%	6.28%
Non-performing loans to total loans receivable, net	10.07	7.65	5.71
Allowance for loan losses	$29,284	23,811	17,494
Allowance for loan losses to total assets	2.85%	2.30%	1.57%
Allowance for loan losses to total loans receivable, net	3.78	2.98	1.99
Allowance for loan losses to non-performing loans	37.54	38.95	34.92

V. BOOK VALUE PER COMMON SHARE:
Book value per common share	$17.10	17.94	20.64
	Three Months		Three Months
	Ended	Year Ended	Ended
	Mar 31, 2010	Dec 31, 2009	Mar 31, 2009
VI. CAPITAL RATIOS:
Stockholders’ equity to total assets, at end of period	9.50%	9.64%	9.82%
Average stockholders’ equity to average assets (1)	9.70	9.73	9.81
Ratio of average interest-earning assets to average interest-bearing liabilities (1)	105.72	106.50	106.74
	March 31,	December 31,	March 31,
	2010	2009	2009
VII. EMPLOYEE DATA:
Number of full time equivalent employees	212	212	206

(1) Average balances were calculated based upon amortized cost without the market value impact of SFAS 115.

CONTACT:
HMN Financial, Inc.
Bradley Krehbiel, 507-252-7169
Principal Executive Officer